Exhibit 10.2

Consulting Agreement

        This Consulting Agreement is made as of May 1, 2003 between Harrison Enterprises, Inc., a corporation ("Consultant") located at 5 Norma Lane, Dix Hills, NY, 11746 and SafeNet, Inc., a Delaware corporation ("SafeNet").

        Consultant and SafeNet, intending to be legally bound, hereby agree as follows:

1.     Appointment

        SafeNet hereby appoints Consultant, and the Consultant hereby accepts such appointment, to act for SafeNet as a Consultant for the purpose of assisting SafeNet on strategic operational matters. SafeNet shall define objectives and results with respect to such work, but Consultant shall be responsible for directing Consultant's own efforts to meet such objectives and goals. The Consultant will receive assignments and report to SafeNet's Chief Executive Officer.

2.     Compensation

        Consultant will be compensated $135,000 annually based on a work schedule of 2.5 days per week. SafeNet will pay Consultant monthly in arrears for services with the first payment beginning June 1, 2003. SafeNet will issue to Shelley A. Harrison an option to purchase 50,000 shares of the SafeNet's common stock at an exercise price equal to the closing price of the SafeNet's common stock as of the effective date of the engagement. The option terms shall be set forth in a separate stock option agreement and shall be governed by the terms of the Company's current stock option plan. The vesting period on the option grant will be monthly over a 24-month period. In the event of a change in control in SafeNet due to a significant change in SafeNet's ownership, the unvested portion of the options will become immediately vested.

3.     Additional Terms

  (a)
  Consultant may provide Services to SafeNet from a remote location, subject to the following. Unless otherwise agreed by Consultant and SafeNet, at SafeNet's request, Consultant shall provide Services at a SafeNet facility.

  (b)
  Consultant agrees to submit a monthly full status report to the Chief Executive Officer.

  (c)
  Nothing herein shall prevent Consultant from providing service to other entities; provided that Consultant shall comply at all times with confidentiality obligations imposed hereby; and further provided that Consultant shall not provide services to any other entity that is engaged in operations that are deemed competitive to SafeNet.

  (d)
  SafeNet shall pay or reimburse the Consultant for reasonable travel expenses in accordance with SafeNet's travel and expense policy, incurred by the Consultant in connection with the performance of its duties hereunder upon proper presentation of expense statement, receipts or vouchers.

4.     Termination

  (a)
  Unless otherwise terminated in accordance with this Section 4, the Term of this Agreement shall commence on May 1, 2003 and shall continue for a twenty-four month period.

  (b)
  SafeNet or the Consultant may terminate this Agreement upon 90 day notice at any time without cause provided it pays Consultant those charges accumulated to date of termination.

  (c)
  Upon termination, Consultant shall immediately return to SafeNet, without limitation, all documents, drawings, tools and other items supplied to Consultant by SafeNet, or developed by Consultant hereunder.

5.     Confidential Information

        Consultant acknowledges that the work hereunder for which Consultant is engaged may include access to knowledge and information of a proprietary nature to SafeNet or its contractors. Accordingly, Consultant hereby agrees not to divulge to anyone, whether during or after the Term of this Agreement, any such proprietary information obtained or developed by Consultant during the Term of this Agreement. Upon the termination of this Agreement Consultant agrees to deliver to SafeNet all documents, papers, drawings, tabulations, reports and similar documentation which were furnished by SafeNet to Consultant or which were prepared by Consultant in the performance of Consultant's consulting services relating to the work hereunder. Upon the termination of this Agreement, Consultant shall make no further use or utilization of any such proprietary information without the prior written consent of an authorized representative of SafeNet. Any breach of this Agreement may lead to irreparable harm to SafeNet and Consultant therefore agrees that SafeNet shall have the right to injunctive or such other equitable relief as may be appropriate.

6.     Work Product

        Consultant and SafeNet agree that:

  (a)
  All documents, data, drawings, designs, analyses, graphs, reports, supplied by SafeNet are the property of SafeNet. Those items procured, produced, invented, made or conceived by Consultant in the course of, arising out of, or suggested by the consulting services or work performed hereunder (hereafter Work Product) shall become and remain the property of SafeNet.

  (b)
  Consultant shall make full disclosure to SafeNet of all items included in the second sentence of Paragraph (a), above, and shall promptly notify SafeNet in writing of all Work Product relative to the work hereunder, whether or not patentable, so conceived or made by Consultant.

  (c)
  Nothing herein shall be construed as an implied patent copyright, or trade secret license to Consultant under any SafeNet patents, copyrights or trade secrets.

  (d)
  Strict compliance with the provisions of Sections 5 and 6 herein is a material element of this Agreement and shall survive the expiration or other termination of this Agreement.

7.     Indemnification; Limitation of Liability

  (a)
  Consultant agrees to take all necessary precautions to prevent injury to any persons (including employees of SafeNet) or damage to property (including SafeNet's property) during the Term of this Agreement and shall indemnify and hold SafeNet harmless against all loss and expense resulting from any act on the part of Consultant pursuant to Consultant's performance under this Agreement, except to the extent that any such loss is due solely and directly to the negligence of SafeNet.

  (b)
  Should SafeNet permit Consultant to use any of SafeNet's equipment, tools or facilities during the Term of this Agreement, such permission will be gratuitous and Consultant shall indemnify and hold SafeNet harmless from and against any claim for personal injuries including death arising out of the use of any such equipment, tools or facilities, whether or not such claim is based upon the condition thereof or on the alleged negligence of SafeNet in permitting the use thereof.

  (c)
  IN NO EVENT SHALL SAFENET BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF SAFENET HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

8.     Relationship of the Parties

  (a)
  Consultant will serve as an independent contractor, and this Agreement will not be deemed to create a partnership, joint enterprise, or employment relationship between the parties nor a right to any of the rights or privileges otherwise resulting therefrom. The authority of the Consultant is limited to the performance of the functions set forth in the Agreement. Consultant shall make appropriate filings with taxing authorities as a self-employed entity, and shall be liable for all required payments to the local, State, Federal and other taxing authorities (including income tax and social security and SDI payments). Consultant agrees to indemnify and hold SafeNet harmless for any claims for payments made by said taxing authorities resulting from performance of Consultant pursuant to this Agreement.

  (b)
  Neither party shall have authority to make any Agreement or incur any liability on behalf of the other party, nor shall either party be liable for any acts, omissions to act, contracts, commitments, promises or representations made by the other, except as specifically authorized in this Agreement or as the parties may otherwise agree.

9.     Audit and Records

        SafeNet or its duly authorized representatives shall have access at all reasonable times during the Term of this Agreement and for a period of three (3) years thereafter to Consultant's records and all other documentation pertaining to Consultant's services hereunder for the purpose of auditing and verifying the cost of such services. Consultant shall also retain all documents, notes and records pertaining to this Agreement or any services rendered hereunder for a period of three (3) years.

10.   Governing Law; Jurisdiction

        This Agreement shall be interpreted, construed and governed by the laws of the State of Delaware. The parties agree to submit all disputes of any kind whatsoever arising out of this Agreement to the courts located in Baltimore County, Maryland having jurisdiction over the subject matter herein and for this purpose Consultant fully consents to the exercise of personal jurisdiction over him by said courts.

11.   General

        This contract constitutes the entire Agreement between the parties and supersedes all proposals, oral or written, all previous negotiations and all other communications between them. Deviations from these terms and conditions are not valid unless confirmed in writing by an authorized representative of both parties. All rights and remedies, whether conferred hereby or by any other instrument or law shall be cumulative, and may be exercised singularly or concurrently. Failure by either party to enforce any contract term shall not be deemed a waiver of future enforcement of that or any other term. If any provision of this Agreement is held invalid under any applicable statute or rule of law, such invalidity shall not affect any other provisions of the Agreement that can be given effect without the invalid provisions, and to this end the provisions of this Agreement are declared to be severable. Notwithstanding the above, such invalid provision or clause shall be construed to the extent possible, in accordance with the original intent of the parties.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date hereof.

SAFENET, INC.
/s/ SHELLEY A. HARRISON Shelley A. Harrison Chairman Harrison Enterprises, Inc.	/s/ ANTHONY A. CAPUTO Anthony A. Caputo Title: CEO